Exhibit 10.29

AMENDMENT NO. 3

TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT (this “Amendment”), is entered into this 7th day of December, 2004 (the “Effective Date”), by and between PALMONE, INC., a Delaware corporation (“Borrower”), and SILICON VALLEY BANK (“Bank”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

RECITALS

A. Borrower and Bank have entered into that certain Loan and Security Agreement dated as of August 28, 2003, as amended by that certain Amendment No. 1 dated as of January 14, 2004 and that certain Amendment No. 2 dated as of July 28, 2004 (the “Loan Agreement”), pursuant to which the Bank has agreed to extend and make available to Borrower certain advances of money.

B. Borrower wishes to extend the Maturity Date from August 27, 2005 to August 27, 2006.

C. Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Amendment, Bank has agreed to extend the Maturity Date and is willing to so amend the Loan Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1.	Amendment to Loan Agreement.

1.1 Section 5.2 (Collateral). Section 5.2 of the Loan Agreement is amended by adding the following to the end of the third sentence: “, subject to warranties and returns made in the ordinary course of business and generally consistent with historical experience”.

1.2 Section 5.4 (No Material Adverse Change in Financial Statements). Section 5.4 of the Loan Agreement is amended by adding the following to the end of the first sentence: “as of the date of such statements.”

1.3 Section 6.2 (Government Compliance). Section 6.2 of the Loan Agreement is amended by adding the following in the first sentence after “…in which the failure to so” and before “qualify would reasonably be expected to cause a material adverse effect….”: “maintain or.”

1.4 Section 6.3 (Financial Statements, Reports, Certificate). Section 6.3 of the Loan Agreement is amended by substituting the words “expressly threatened in writing” for the word “threatened” in Section 6.3(a)(iv) and changing the reference in Section 6.3(a)(iv) to “$5,000,000” to “$10,000,000” and the reference in Section 6.3(b) to “Ten Million Dollars ($10,000,000)” to “Fifteen Million Dollars ($15,000,000).”

1.5 Section 7.1 (Dispositions). Section 7.1 of the Loan Agreement is amended by adding the following at the end of the sentence: “or (c) Transfers consisting of subleases of real estate not necessary for the conduct of Borrower’s business.”

1.6 Section 13 (Definitions). Section 13 of the Loan Agreement is amended as follows:

(A) the definition of “Maturity Date” is deleted in its entirety and replaced with the following: “Maturity Date” is August 27, 2006.

(B) in the definition of “Permitted Indebtedness”, before the word “and” at the end of clause (h), the following clause (i) is inserted and existing clause (i) is relettered as clause (j), as follows:

(i) Performance bonds or other indemnities issued to customers against claims of infringement by any of Borrower’s products;

(C) the reference in clause (g) of the definition of “Permitted Investments” to “$10,000,000” is amended to read “$20,000,000.”

1.9 The Schedule is amended to be in the form attached to this Amendment.

2.	Borrower’s Representations and Warranties. Borrower represents and warrants that:

(a) immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;

(b) Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

(c) the certificate of incorporation, bylaws and other organizational documents of Borrower delivered to Bank on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated since June 15, 2004 and are and continue to be in full force and effect;

(d) the execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower; and

(e) this Amendment has been duly executed and delivered by the Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

3.	Limitation. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

4.	Effectiveness. This Amendment shall become effective upon the satisfaction of all the following conditions precedent:

4.1 Amendment. Borrower and Bank shall have duly executed and delivered this Amendment to Bank.

4.2 Payment of Bank Expenses. Borrower shall have paid all Bank Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred through the Effective Date.

5.	Counterparts. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.

6.	Integration. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect.

7.	Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

BORROWER:	PALMONE, INC. a Delaware corporation

	By:	/s/ PHILIPPE MORALI
	Printed Name:	Philippe Morali
	Title:	Interim Chief Financial Officer

BANK:	SILICON VALLEY BANK

	By:	/s/ Kevin Zeidan
	Printed Name:	Kevin Zeidan
	Title:	Vice President

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